                                                                    EXHIBIT 99.2

     Banc One Credit Card Master Trust
     Trust Allocation Report


     Distribution Date of:                                      15-Feb-02
     Determined as of:                                          11-Feb-02
     For Monthly Period Ending:                                 31-Jan-02
     Days in Interest Period (30/360)                                  30
     Days in Interest Period (Act/360)                                 31

     Ending Pool Balance
     -------------------
     Principal                                           3,248,822,448.03
     Finance Charge                                        107,760,870.15
                                                           --------------
     Total                                               3,356,583,318.18

     Seller's Interest Test
     ----------------------
     Ending Portfolio Principal Balance                  3,248,822,448.03
     Trust EFA                                                       0.00
                                                                     ----
     Receivables + EFA                                   3,248,822,448.03

     Trust Invested Amount                               2,700,000,000.00
     Trust PFA                                                       0.00
                                                                     ----
     Trust Adjusted Invested Amount                      2,700,000,000.00

     Seller's Participation Amount (with EFA)              548,822,448.03
     Seller's Participation Amount (w/o EFA)               548,822,448.03
     Seller's Interest Percentage                                  16.89%

     Required Seller's Interest Percentage                          5.00%
     Required Seller's Interest                            162,441,122.40

     Required Principal Balance Test
     -------------------------------
     Ending Portfolio Principal Balance                  3,248,822,448.03
     Required Principal Balance                          2,700,000,000.00
                                                         ----------------
     Net Excess/Deficit                                    548,822,448.03

     EFA
     ---
     Beginning Excess Funding Account Balance                        0.00
     Required Excess Funding Account Deposit                         0.00
     Excess Funding Account Withdrawal                               0.00

     Shared Principal Collections
     ----------------------------
     Series 1996-A                                          62,244,678.67
     Series 1997-1                                         211,631,907.65
     Series 1997-2                                          62,244,678.74

     Delinquent Accounts
     -------------------
     30 - 59 days                                1.83%      61,494,827.85
     60 - 89 days                                1.37%      45,822,711.94
     90 days +                                   2.52%      84,504,548.84
     Total 30 days +                             5.71%     191,822,088.63

     Miscellaneous
     -------------
     Gross Credit Losses                         7.28%      20,112,663.65
     Net Credit Losses                           6.86%      18,957,853.40
     Discount Option Receivables                                     0.00
     Discount Percentage                                            0.00%
     Finance Charges Billed                                 42,375,414.32
     Fees Billed                                             6,876,361.02
     Interchange                                             7,042,018.18
     Interest Earned on Collection Account                         255.80